Exhibit 99.1

OP Bancorp Reports Third Quarter Result of 2019

2019 Third Quarter Highlights:

•	Net income totaled $4.0 million or $0.24 per diluted common share, up 14.9%, compared to $3.5 million or $0.21 per diluted common share for the third quarter of 2018
•	Net interest margin was 4.13% compared to 4.44% for the third quarter of 2018
•	Return on average assets decreased to 1.41% and return on average equity improved to 11.74% compared to 1.42% and 11.28%, respectively, for the third quarter of 2018
•	Total assets increased 11.3% to $1.15 billion at September 30, 2019, compared to $1.04 billion at September 30, 2018
•	Net loans receivable increased 13.6% to $954.7 million at September 30, 2019, compared to $840.5 million at September 30, 2018
•	Total deposits increased 11.0% to $996.0 million at September 30, 2019, of which 3.7% were non-interest bearing, compared to $896.9 million at September 30, 2018
•	Nonperforming assets to total assets was 0.29% compared to 0.12% at September 30, 2018

LOS ANGELES, October 24, 2019 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported unaudited financial results for the third quarter of 2019.  Net income for the third quarter of 2019 was $4.0 million, or $0.24 per diluted common share, compared with net income of $3.8 million, or $0.23 per diluted common share, for the second quarter of 2019, and net income of $3.5 million, or $0.21 per diluted share, for the third quarter of 2018.

“We successfully completed our first stock repurchase program with total purchases of 395,000 shares and launched another stock repurchase program of up to 475,000 shares of common stock in August. We are also pleased to report another strong quarter, with net income of $4.0 million, or $0.24 per diluted common share for the three months ended September 30, 2019.  We have continued to grow our loans and deposits by 14% and 11%, respectively, compared to the third quarter of 2018, while maintaining strong asset quality.  Our noninterest bearing deposits increased 7.9% during the quarter to reach 29.8% of total deposits as of September 30, 2019, in this challenging and competitive interest-rate environment,” commented Min Kim, President and Chief Executive Officer of OP Bancorp and Open Bank.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Income Statement Data:
Interest income	$15,112	$14,878	$13,006
Interest expense	3,893	3,701	2,521
Net interest income	11,219	11,177	10,485
Provision for loan losses	290	401	439
Noninterest income	2,732	2,647	2,284
Noninterest expense	8,424	8,358	7,705
Income before taxes	5,237	5,065	4,625
Provision for income taxes	1,237	1,229	1,144
Net Income	$4,000	$3,836	$3,481
Diluted earnings per share	$0.24	$0.23	$0.21
Balance Sheet Data:
Loans held for sale	$368	$1,245	$3,254
Gross loans, net of unearned income	964,370	947,006	850,018
Allowance for loan losses	9,640	9,525	9,551
Total assets	1,151,934	1,127,556	1,035,028
Deposits	995,993	974,672	896,891
Shareholders’ equity	137,593	135,482	124,975
Performance Ratios:
Return on average assets (annualized)	1.41%	1.39%	1.42%
Return on average equity (annualized)	11.74%	11.50%	11.28%
Net interest margin (annualized)	4.13%	4.26%	4.44%
Efficiency ratio (1)	60.39%	60.45%	60.34%
Credit Quality:
Nonperforming loans	$1,570	$1,556	$1,233
Nonperforming assets	3,387	1,556	1,233
Net charge-offs to average gross loans (annualized)	0.08%	0.21%	0.29%
Nonperforming assets to gross loans plus OREO	0.35%	0.16%	0.15%
ALL to nonperforming loans	614%	612%	775%
ALL to gross loans, net of unearned income	1.00%	1.01%	1.12%
Capital Ratios:
Total risk-based capital ratio	15.36%	15.45%	16.16%
Tier 1 risk-based capital ratio	14.35%	14.42%	15.01%
Common equity tier 1 ratio	14.35%	14.42%	15.01%
Leverage ratio	12.11%	12.24%	12.77%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For the Nine Months Ended
	September 30,	September 30,
	2019	2018
Income Statement Data:
Interest income	$44,077	$36,248
Interest expense	10,883	6,217
Net interest income	33,194	30,031
Provision for loan losses	691	1,047
Noninterest income	8,912	7,279
Noninterest expense	24,855	21,993
Income before taxes	16,560	14,270
Provision for income taxes	3,984	3,781
Net Income	$12,576	$10,489
Diluted earnings per share	$0.77	$0.66
Performance Ratios:
Return on average assets	1.54%	1.48%
Return on average equity	12.55%	12.43%
Net interest margin	4.25%	4.49%
Efficiency ratio (1)	59.03%	58.95%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights, excluding Gain on COLI
(Dollars in thousands, except per share data)	For the Nine Months Ended
	September 30,	September 30,
	2019	2018
Income before taxes, as reported	$16,560	$14,270
Gain on COLI	1,228	—
Provision for income taxes	3,887	3,781
Net Income	$11,445	$10,489
Diluted earnings per share	$0.70	$0.66
Return on average assets	1.40%	1.48%
Return on average equity	11.42%	12.43%

Results of Operations

The reported interest income and yield on our loan portfolio are impacted by a number of components, including changes in the average contractual interest rate earned on loans and the amount of discount accretion on SBA loans.  The following table reconciles the contractual interest income and yield on our loan portfolio to the reported interest income and yield for the periods indicated.

	Three Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$13,492	5.66%	$13,298	5.72%	$11,820	5.46%
SBA discount accretion	717	0.30%	703	0.30%	611	0.28%
Amortization of net deferred fees/(costs)	37	0.02%	38	0.02%	65	0.03%
Interest recognized on nonaccrual loans	(12)	-0.01%	-	0.00%	(8)	0.00%
Prepayment penalties and other fees	44	0.02%	54	0.02%	36	0.02%
Yield on loans (as reported)	$14,278	5.99%	$14,093	6.06%	$12,524	5.79%

	Nine Months Ended
	September 30, 2019		September 30, 2018
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$39,285	5.69%	$33,016	5.35%
SBA discount accretion	1,928	0.28%	1,660	0.27%
Amortization of net deferred fees/(costs)	192	0.03%	215	0.03%
Interest recognized on nonaccrual loans	(12)	0.00%	21	0.00%
Prepayment penalties and other fees	332	0.05%	130	0.02%
Yield on loans (as reported)	$41,725	6.05%	$35,042	5.67%

Net interest margin for the third quarter of 2019 decreased 13 basis points to 4.13% from 4.26% for the second quarter of 2019 due to the decrease in the reported yield on interest-earning assets and the increase in cost of deposits.

Net interest income before the provision for loan losses for the third quarter of 2019 was $11.2 million, an increase of $42,000, or 0.4%, compared to the second quarter of 2019, primarily due to a $234,000 increase in interest income, partially offset by a $192,000 increase in interest expense.

Interest income on securities available for sale and other interest income increased $49,000, or 6.2%, during the third quarter of 2019 compared to the second quarter of 2019. The increase was primarily due to a $44,000 increase in other interest income as a result of a $12.0 million, or 18.0%, increase in the average balance of Fed funds sold and other investments, compared to the second quarter of 2019.

Interest income from the contractual interest rates on loans increased $194,000, or 1.5%, during the third quarter of 2019 compared to the second quarter of 2019, reflecting a $14.4 million, or 1.5%, increase in average balance of loans, including loans held for sale. The amount of discount accretion on SBA loans increased $14,000 during the third quarter of 2019 due to an increase in SBA loan payoffs. The reported interest income on loans, net of SBA discount accretions and other components, increased $185,000 during the third quarter of 2019.

Interest expense for the third quarter of 2019 increased $192,000, or 5.2%, compared to the second quarter of 2019, due to an increase of $26.4 million, or 3.9%, in the average balance of interest-bearing liabilities.

Net interest margin for the third quarter of 2019 decreased 31 basis points to 4.13% from 4.44% for the third quarter of 2018, primarily due to a greater increase in the cost of interest-bearing liabilities compared to the increase in the reported yield on interest-earning assets.

Net interest income before provision for loan losses for the third quarter of 2019 increased $734,000, or 7.0%, to $11.2 million, compared to $10.5 million for the third quarter of 2018, primarily due to a $2.1 million increase in interest income, partially offset by a $1.4 million increase in interest expense.

Interest income on securities available for sale and other interest income increased $352,000, or 73.1%, for the third quarter of 2019 compared to the third quarter of 2018. The increase was primarily due to a $269,000 increase in other interest income as a result of a $44.0 million increase in the average balance of Fed funds sold and other investments and a $83,000 increase in interest income on securities available for sale from purchases of higher yielding securities during the fourth quarter of 2018.

The increase of $1.8 million in contractual interest income on loans in the third quarter of 2019 was primarily due to a $87.2 million, or 10.1%, increase in the balance of average loans, including loans held for sale, compared to the third quarter of 2018, and a 20 basis point increase in the yield on average loans to 5.99% for the third quarter of 2019 from 5.79% for the same period of 2018.

The increase in interest expense in the third quarter of 2019, compared to the third quarter of 2018 was due to a $109.4 million, or 18.5%, increase in the average balance of the total interest-bearing liabilities and a 51 basis point increase in the cost of interest-bearing liabilities.

The increases in the average yield on loans and average cost of deposits in the third quarter of 2019, as compared to the third quarter of 2018, were primarily due to market interest rate increases by the Federal Reserve in September and December of 2018. The rate cuts by the Federal Reserve of 25 basis points each in August and September of 2019 did not have a full impact on loan yields or deposit costs in the third quarter of 2019.

The following tables show the asset yields, liability costs, spreads and margins for the periods indicated.

	Three Months Ended			Percentage Change
	September 30,	June 30,	September 30,	Q3-19	Q3-19
	2019	2019	2018	vs. Q2-19	vs. Q3-18
Yield on loans	5.99%	6.06%	5.79%	-0.07%	0.20%
Yield on interest-earning assets	5.56%	5.67%	5.51%	-0.11%	0.05%
Cost of interest-bearing liabilities	2.20%	2.20%	1.69%	0.00%	0.51%
Cost of deposits	1.58%	1.56%	1.17%	0.02%	0.41%
Cost of funds	1.58%	1.56%	1.18%	0.02%	0.40%
Net interest spread	3.36%	3.47%	3.82%	-0.11%	-0.46%
Net interest margin	4.13%	4.26%	4.44%	-0.13%	-0.31%

	Nine Months Ended		Percentage Change
	September 30,	September 30,	2019 YTD
	2019	2018	vs. 2018 YTD
Yield on loans	6.05%	5.67%	0.38%
Yield on interest-earning assets	5.65%	5.41%	0.24%
Cost of interest-bearing liabilities	2.17%	1.48%	0.69%
Cost of deposits	1.54%	1.00%	0.54%
Cost of funds	1.54%	1.01%	0.53%
Net interest spread	3.48%	3.93%	-0.45%
Net interest margin	4.25%	4.49%	-0.24%

The Company recorded the provision for loan losses of $290,000 for the third quarter of 2019 compared to $401,000 for the second quarter of 2019. The provision for loan losses in the second and third quarter of 2019 were primarily due to loan growth during the quarters. The provision for loan losses of $439,000 for the third quarter of 2018 was due to the loan growth as well as net charge-offs of $611,000.

Noninterest income for the third quarter of 2019 was $2.7 million, an increase of $85,000, or 3.2%, from $2.6 million for the second quarter of 2019, primarily due to an increase of $113,000 in gain on sale of SBA loans, partially offset by a decrease of $30,000 in service charges on deposits and a decrease of $27,000 in other income.

Gain on sale of loans increased $126,000 to $1.7 million for the third quarter of 2019 from $1.6 million for the second quarter of 2019. The Company sold $22.2 million in SBA loans with an average premium of 8.85% in the third quarter of 2019, compared to the sale of $21.2 million in SBA loans with an average premium of 8.99% in the second quarter of 2019.

Noninterest income for the third quarter of 2019 increased $448,000 to $2.7 million compared to $2.3 million for the third quarter of 2018, primarily due to an increase of $451,000 in gain on sale of SBA loans, partially offset by a decrease of $67,000 in loan servicing fees, and a decrease of $49,000 in other income.

Gain on sale of loans for the third quarter of 2018 was $1.1 million from the sale of $22.8 million in SBA loans with an average premium of 6.47%. Loan servicing fees, net of amortization, decreased $67,000 to $243,000 for the third quarter of 2019 from $310,000 for the third quarter of 2018, primarily due to an increase in the amortization of SBA servicing assets from the increase in SBA loan payoffs.

Noninterest expense for the third quarter of 2019 was $8.4 million, an increase of $66,000, or 0.8%, compared to the second quarter of 2019.  The increase in noninterest expense from the second quarter of 2019 to the third quarter of 2019 was primarily due to an increase of $100,000 in occupancy and equipment expense, an increase of $23,000 in our donation to our foundation and other contributions, and an increase of $28,000 in other expenses, partially offset by a decrease of $126,000 in FDIC insurance and regulatory assessments.

The increase in occupancy and equipment expense was primarily attributable to a branch opening in Carrollton, Texas in the second quarter of 2019. The decrease in FDIC insurance and regulatory assessments was due to the small bank assessment credits that was applied to offset the FDIC assessments starting from June 30, 2019.

Noninterest expense for the third quarter of 2019 increased $719,000, or 9.3%, to $8.4 million, compared to $7.7 million for the third quarter of 2018.  The increase was primarily due to an increase of $546,000 in salary and employee benefits from an increase in employee headcount to 171 at September 30, 2019, from 157 at September 30, 2018. Occupancy and equipment expense increased $256,000 primarily attributable to new loan production offices and a new branch opening in 2019. FDIC insurance and regulatory assessments decreased $127,000, primarily due to the aforementioned credits.

Income tax provision was $1.2 million for the third quarter and second quarter of 2019 and $1.1 million for the third quarter of 2018. The effective tax rate for the third quarter of 2019 was 23.6%, compared to 24.3% for the second quarter of 2019 and 24.7% for the third quarter of 2018.

Balance Sheet

Total assets at September 30, 2019, were $1.15 billion, an increase of $24.4 million, or 2.2%, compared to $1.13 billion at June 30, 2019, and an increase of $116.9 million, or 11.3%, compared to $1.04 billion at September 30, 2018. Gross loans, net of unearned income, were $964.4 million at September 30, 2019, an increase of $17.4 million, or 1.8%, from $947.0 million at June 30, 2019, and an increase of $114.4 million, or 13.5%, from $850.0 million at September 30, 2018.

New loan originations for the third quarter of 2019 totaled $100.9 million, including SBA loan originations of $30.9 million, compared to $96.2 million, including SBA loan originations of $27.9 million, for the second quarter of 2019, and $91.7 million, including SBA loan originations of $30.3 million, for the third quarter of 2018.  Loan payoffs for the third quarter of 2019 were $38.7 million, compared to $38.6 million for the second quarter of 2019, and $29.3 million for the third quarter of 2018.

Total deposits were $996.0 million at September 30, 2019, an increase of $21.3 million, or 2.2%, from $974.7 million at June 30, 2019, and an increase of $99.1 million, or 11.0%, from $896.9 million at September 30, 2018. Noninterest bearing deposits were $296.8 million at September 30, 2019, compared to $275.0 million at June 30, 2019, and $286.3 million at September 30, 2018.

Noninterest bearing deposits accounted for 29.8% of total deposits at September 30, 2019, compared to 28.2% at June 30, 2019, and 31.9% at September 30, 2018.

	As of
	September 30,	June 30,	September 30,
	2019	2019	2018
Noninterest bearing deposits	29.8%	28.2%	31.9%
Interest bearing demand deposits	27.6%	28.7%	28.3%
Savings	0.3%	0.4%	0.4%
Time deposits over $250,000	22.1%	21.7%	17.6%
Other time deposits	20.2%	21.0%	21.8%
Total deposits	100.0%	100.0%	100.0%

The Company had no borrowings from the Federal Home Loan Bank (“FHLB”) at September 30, 2019, June 30, 2019, and September 30, 2018.

The adoption of the new lease accounting standard ASU 2016-02, Leases (Topic 842) effective January 1, 2019, resulted in the recognition of $7.7 million and $9.6 million in right-of-use assets and lease liabilities, respectively, on the balance sheet. With the new branch opening, the Company had right-of-use assets and lease liabilities of $8.6 million and $10.3 million, respectively, at September 30, 2019. The Company’s lease agreements include options to renew at the Company’s discretion. The extensions are not reasonably certain to be exercised, therefore it is not considered in the calculation of the right-of-use assets and liabilities.

The Company’s consolidated regulatory capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at September 30, 2019, as summarized in the following table.

				Regulatory
			Well-capitalized	Capital Ratio
			Financial	Requirements (1),
			Institution	Including
			Basel III	Fully Phased-in
			Regulatory	Capital Conservation
Capital Ratios	OP Bancorp	Open Bank	Guidelines	Buffer
Total risk-based	15.36%	15.03%	10.00%	10.50%
Tier 1 risk-based	14.35%	14.01%	8.00%	8.50%
Common equity tier 1 Risk-Based	14.35%	14.01%	6.50%	7.00%
Leverage	12.11%	11.83%	5.00%	4.00%

(1) Fully phased in Basel III requirement for both OP Bancorp and Open Bank. Includes a 2.5% capital conservation buffer, except the leverage ratio.

The Company announced a second stock repurchase program on August 28, 2019, which authorizes the Company to repurchase up to 475,000 shares of its common stock following the completion of the Company’s first stock repurchase program in August 2019. The Company completed its first stock repurchase of 395,000 shares at an average price of $9.10 per share. Since the announcement of the second stock repurchase program, the Company has repurchased 103,724 shares of its common stock at an average repurchase price of $9.28 through October 24, 2019.

Asset Quality

Nonperforming loans were $1.57 million at September 30, 2019, an increase of $14,000 from $1.56 million at June 30, 2019, and an increase of $337,000 from $1.2 million at September 30, 2018.

The Company had other real estate owned (“OREO”) of $1.8 million at September 30, 2019. The Company had no OREO at June 30, 2019 and September 30, 2018.

Nonperforming assets were $3.4 million, or 0.29% of total assets, at September 30, 2019, $1.6 million, or 0.14% of total assets, at June 30, 2019 and $1.2 million, or 0.12% of total assets, at September 30, 2018.

Nonperforming loans to gross loans were 0.16% at September 30, 2019, compared to 0.16% at June 30, 2019 and 0.15% at September 30, 2018.  Total classified loans were $3.2 million, or 0.34% of gross loans, at September 30, 2019, compared to $4.2 million, or 0.44% of gross loans, at June 30, 2019, and $3.8 million, or 0.45% of gross loans, at September 30, 2018.

The following tables shows the trend of classified loans by loan type as of the date stated.

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Classified loans by loan type	(Dollars in thousands)
Commercial real estate	$—	$—	$—	$—	$—
SBA loans—real estate	2,247	2,264	2,281	2,000	1,859
SBA loans—non-real estate	36	41	49	57	354
Commercial and industrial	710	1,892	1,906	1,516	1,587
Home mortgage	256	—	—	—	—
Consumer	—	—	—	—	—
Total classified loans	$3,249	$4,197	$4,236	$3,573	$3,800
SBA guarantee balance retained
SBA loans—real estate	516	524	534	544	553
SBA loans—non-real estate	36	41	49	57	282
Total SBA unsold guarantee portion	$552	$565	$583	$601	$835
Total classified loans, net of SBA guarantee balance retained	$2,697	$3,632	$3,653	$2,972	$2,965

The allowance for loan losses was $9.6 million at September 30, 2019, compared to $9.5 at June 30, 2019, and $9.6 million at September 30, 2018. The allowance for loan losses was 1.00% of gross loans at September 30, 2019, 1.01% at June 30, 2019 and 1.12% at September 30, 2018.  The allowance for loan losses was 614% of nonperforming assets at September 30, 2019, 612% at June 30, 2019, and 775% at September 30, 2018.

About OP Bancorp

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.”  The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with nine full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas.  The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington.  The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010.  Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com  Member FDIC, Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance; our ability to effectively execute our strategic plan and manage our growth;  interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale;  external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;  continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;  challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;  restraints on the ability of the Bank to pay dividends to the holding company;  increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;  a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel;  disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;  compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; the affect if any of the recent federal government shutdown on our SBA loan program; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018 and in our other subsequent filings with the Securities and Exchange Commission. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update such forward-looking statements.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
(Dollars in thousands)
	9/30/2019	6/30/2019	% change	9/30/2018	% change
Assets
Cash and cash equivalents	$89,107	$83,111	7.2%	$95,787	-7.0%
Securities available for sale, at fair value	52,295	51,829	0.9%	46,324	12.9%
Other investments	9,173	8,134	12.8%	7,221	27.0%
Loans held for sale	368	1,245	-70.4%	3,254	-88.7%
Real Estate Loans	594,447	583,634	1.9%	489,828	21.4%
SBA Loans	136,232	130,957	4.0%	132,505	2.8%
C & I Loans	107,730	105,133	2.5%	104,301	3.3%
Home Mortgage Loans	123,092	123,951	-0.7%	120,262	2.4%
Consumer & Other Loans	2,869	3,331	-13.9%	3,122	-8.1%
Gross loans, net of unearned income	964,370	947,006	1.8%	850,018	13.5%
Allowance for loan losses	(9,640)	(9,525)	1.2%	(9,551)	0.9%
Net loans receivable	954,730	937,481	1.8%	840,467	13.6%
Premises and equipment, net	5,367	5,341	0.5%	4,757	12.8%
Accrued interest receivable	3,140	3,301	-4.9%	2,783	12.8%
Servicing assets	6,959	6,996	-0.5%	7,097	-1.9%
Company owned life insurance	10,551	10,482	0.7%	11,321	-6.8%
Deferred tax assets	2,358	2,858	-17.5%	4,257	-44.6%
Other real estate owned (OREO)	1,817	-	100.0%	-	0.0%
Operating right-of-use assets (1)	8,606	8,959	-3.9%	-	100.0%
Other assets	7,463	7,819	-4.6%	11,760	-36.5%
Total assets	$1,151,934	$1,127,556	2.2%	$1,035,028	11.3%

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$296,831	$274,976	7.9%	$286,347	3.7%
Savings	3,316	3,527	-6.0%	3,240	2.3%
Money market and others	274,698	279,748	-1.8%	253,807	8.2%
Time deposits over $250,000	219,547	211,305	3.9%	157,687	39.2%
Other time deposits	201,601	205,116	-1.7%	195,810	3.0%
Total deposits	995,993	974,672	2.2%	896,891	11.0%
Other borrowings	-	-	0.0%	-	0.0%
Accrued interest payable	2,541	2,287	11.1%	1,196	112.5%
Operating lease liabilities (1)	10,335	10,737	-3.7%	-	100.0%
Other liabilities	5,472	4,378	25.0%	11,966	-54.3%
Total liabilities	1,014,341	992,074	2.2%	910,053	11.5%

Common stock	87,085	88,455	-1.5%	91,009	-4.3%
Additional paid-in capital	7,154	6,965	2.7%	5,886	21.5%
Retained earnings	43,086	39,878	8.0%	29,113	48.0%
Accumulated other comprehensive income(loss)	268	184	45.7%	(1,033)	-125.9%
Total shareholders' equity	137,593	135,482	1.6%	124,975	10.1%

Total Liabilities and Shareholders' Equity	$1,151,934	$1,127,556	2.2%	$1,035,028	11.3%

(1) The adoption of ASU 2016-02, Leases (Topic 842) in the first quarter of 2019 resulted in the recognition of right-of-use assets and lease liabilities on balance sheet.

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Three Months Ended
	9/30/2019	6/30/2019	% change	9/30/2018	% change
Interest income
Interest and fees on loans	$14,278	$14,093	1.3%	$12,524	14.0%
Interest on securities available for sale	332	327	1.5%	249	33.3%
Other interest income	502	458	9.6%	233	115.5%
Total interest income	15,112	14,878	1.6%	13,006	16.2%
Interest expense
Interest on deposits	3,893	3,701	5.2%	2,477	57.2%
Interest on borrowed funds	-	-	0.0%	44	-100.0%
Total interest expense	3,893	3,701	5.2%	2,521	54.4%
Net interest income	11,219	11,177	0.4%	10,485	7.0%
Provision for loan losses	290	401	-27.7%	439	-33.9%
Net interest income after provision for loan losses	10,929	10,776	1.4%	10,046	8.8%
Noninterest income
Service charges on deposits	469	499	-6.0%	484	-3.1%
Loan servicing fees, net of amortization	243	227	7.0%	310	-21.6%
Gain on sale of loans	1,714	1,588	7.9%	1,135	51.0%
Other income	306	333	-8.1%	355	-13.8%
Total noninterest income	2,732	2,647	3.2%	2,284	19.6%
Noninterest expense
Salaries and employee benefits	5,349	5,344	0.1%	4,803	11.4%
Occupancy and equipment	1,232	1,132	8.8%	976	26.2%
Data processing and communication	385	367	4.9%	320	20.3%
Professional fees	261	247	5.7%	294	-11.2%
FDIC insurance and regulatory assessments	(21)	105	-120.0%	106	-119.8%
Promotion and advertising	182	183	-0.5%	222	-18.0%
Directors’ fees	228	223	2.2%	216	5.6%
Foundation donation and other contributions	402	379	6.1%	369	8.9%
Other expenses	406	378	7.4%	399	1.8%
Total noninterest expense	8,424	8,358	0.8%	7,705	9.3%
Income before income taxes	5,237	5,065	3.4%	4,625	13.2%
Provision for income taxes	1,237	1,229	0.7%	1,144	8.1%
Net income	$4,000	$3,836	4.3%	$3,481	14.9%

Book value per share	$8.76	$8.62	1.6%	$7.92	10.6%
Basic EPS	$0.25	$0.24	4.2%	$0.21	19.0%
Diluted EPS	$0.24	$0.23	4.3%	$0.21	14.3%

Shares of common stock outstanding	15,711,580	15,723,007	-0.1%	15,770,576	-0.4%
Weighted Average Shares:
- Basic	15,768,654	15,685,478	0.5%	15,714,226	0.3%
- Diluted	16,007,486	15,951,598	0.4%	16,234,926	-1.4%

Key Ratios
(Dollars in thousands, except ratios)	Three Months Ended
	9/30/2019	6/30/2019	% change	9/30/2018	% change
Return on average assets (ROA)*	1.41%	1.39%	0.02%	1.42%	-0.01%
Return on average equity (ROE) *	11.74%	11.50%	0.24%	11.28%	0.46%
Net interest margin *	4.13%	4.26%	-0.13%	4.44%	-0.31%
Efficiency ratio	60.39%	60.45%	-0.06%	60.34%	0.05%

Total Risk Based Capital Ratio	15.36%	15.45%	-0.09%	16.16%	-0.80%
Tier 1 Capital Ratio	14.35%	14.42%	-0.07%	15.01%	-0.66%
Common Equity Tier 1 Ratio	14.35%	14.42%	-0.07%	15.01%	-0.66%
Tier 1 Leverage Ratio	12.11%	12.24%	-0.13%	12.77%	-0.66%

* Annualized

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Nine Months Ended
	9/30/2019	9/30/2018	% change
Interest income
Interest and fees on loans	$41,725	$35,042	19.1%
Interest on securities available for sale	1,019	645	58.0%
Other interest income	1,333	561	137.6%
Total interest income	44,077	36,248	21.6%
Interest expense
Interest on deposits	10,883	6,071	79.3%
Interest on borrowed funds	-	146	-100.0%
Total interest expense	10,883	6,217	75.1%
Net interest income	33,194	30,031	10.5%
Provision for loan losses	691	1,047	-34.0%
Net interest income after provision for loan losses	32,503	28,984	12.1%
Noninterest income
Service charges on deposits	1,495	1,419	5.4%
Loan servicing fees, net of amortization	853	1,006	-15.2%
Gain on sale of loans	4,379	3,852	13.7%
Other income	2,185	1,002	118.1%
Total noninterest income	8,912	7,279	22.4%
Noninterest expense
Salaries and employee benefits	15,862	13,629	16.4%
Occupancy and equipment	3,441	3,065	12.3%
Data processing and communication	1,110	948	17.1%
Professional fees	711	612	16.2%
FDIC insurance and regulatory assessments	188	306	-38.6%
Promotion and advertising	543	598	-9.2%
Directors’ fees	680	633	7.4%
Foundation donation and other contributions	1,169	1,084	7.8%
Other expenses	1,151	1,118	3.0%
Total noninterest expense	24,855	21,993	13.0%
Income before income taxes	16,560	14,270	16.0%
Provision for income taxes	3,984	3,781	5.4%
Net income (loss)	$12,576	$10,489	19.9%

Book value per share	$8.76	$7.92	10.6%
Basic EPS	$0.78	$0.68	14.7%
Diluted EPS	$0.77	$0.66	16.7%

Shares of common stock outstanding	15,711,580	15,770,576	-0.4%
Weighted Average Shares:
- Basic	15,756,886	14,870,232	6.0%
- Diluted	15,992,015	15,376,982	4.0%

Key Ratios
(Dollars in thousands, except ratios)	Nine Months Ended
	9/30/2019	9/30/2018	% change
Return on average assets (ROA)*	1.54%	1.48%	0.06%
Return on average equity (ROE) *	12.55%	12.43%	0.12%
Net interest margin *	4.25%	4.49%	-0.24%
Efficiency ratio	59.03%	58.95%	0.08%

Total Risk Based Capital Ratio	15.36%	16.16%	-0.80%
Tier 1 Capital Ratio	14.35%	15.01%	-0.66%
Common Equity Tier 1 Ratio	14.35%	15.01%	-0.66%
Tier 1 Leverage Ratio	12.11%	12.77%	-0.66%

* Annualized

Asset Quality
(Dollars in thousands, except ratios)	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Nonaccrual Loans	$1,234	$1,218	$1,239	$1,571	$888
Loans 90 days or more past due, accruing	-	-	-	-	-
Accruing restructured loans	336	338	341	343	345
Nonperforming loans	1,570	1,556	1,580	1,914	1,233
Other real estate owned (OREO)	1,817	-	1,146	-	-
Nonperforming assets	3,387	1,556	2,726	1,914	1,233

Classified loans	3,249	4,197	4,236	3,573	3,800

Nonperforming assets/total assets	0.29%	0.14%	0.25%	0.18%	0.12%
Nonperforming assets/gross loans plus OREO	0.35%	0.16%	0.30%	0.22%	0.15%
Nonperforming loans/gross loans	0.16%	0.16%	0.17%	0.22%	0.15%
Allowance for loan losses/nonperforming loans	614%	612%	609%	503%	775%
Allowance for loan losses/nonperforming assets	285%	612%	353%	503%	775%
Allowance for loan losses/gross loans	1.00%	1.01%	1.05%	1.10%	1.12%
Classified loans/gross loans	0.34%	0.44%	0.46%	0.41%	0.45%

Net charge-offs	$176	$495	$17	$135	$611
Net charge-offs to average gross loans *	0.08%	0.21%	0.01%	0.06%	0.29%

* Annualized

Accruing delinquent loans 30-89 days past due	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
30-59 days	$2,580	$1,065	$2,073	$449	$1,007
60-89 days	580	2,207	-	-	-
Total	3,160	3,272	2,073	449	1,007

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-Earning assets:
Federal funds sold and other investments	$78,216	$502	2.52%	$66,277	$458	2.74%	$34,216	$233	2.68%
Securities available for sale	54,472	332	2.44	53,329	327	2.45	44,441	249	2.24
Total investments	132,688	834	2.49	119,606	785	2.61	78,657	482	2.43
Real estate loans	573,102	7,978	5.52	562,256	7,837	5.59	483,625	6,472	5.31
SBA loans	144,439	3,213	8.83	137,133	3,063	8.96	146,259	2,978	8.08
C & I loans	102,311	1,489	5.77	104,273	1,558	5.99	106,654	1,510	5.62
Home Mortgage loans	123,336	1,546	5.01	125,577	1,588	5.06	119,346	1,515	5.08
Consumer & other loans	3,239	52	6.39	2,814	47	6.70	3,373	49	5.75
Loans (1)	946,427	14,278	5.99	932,053	14,093	6.06	859,257	12,524	5.79
Total interest-earning assets	1,079,115	15,112	5.56	1,051,659	14,878	5.67	937,914	13,006	5.51
Noninterest-earning assets	51,680			50,387			45,913
Total assets	$1,130,795			$1,102,046			$983,827

Interest-bearing liabilities:
NOW and savings deposits	$5,321	3	0.25%	$4,725	3	0.25%	$5,929	4	0.25%
Money market deposits	275,259	1,295	1.87	281,239	1,335	1.90	254,510	948	1.48
Time deposits	420,922	2,595	2.45	389,294	2,363	2.43	323,512	1,525	1.87
Total interest-bearing deposits	701,502	3,893	2.20	675,258	3,701	2.20	583,951	2,477	1.68
Borrowings	120	-	0.00	2	-	2.76	8,300	44	2.09
Total interest-bearing liabilities	701,622	3,893	2.20	675,260	3,701	2.20	592,251	2,521	1.69

Noninterest-bearing liabilities:
Noninterest-bearing deposits	275,316			276,569			258,252
Other noninterest-bearing liabilities	17,628			16,778			9,817
Total noninterest-bearing liabilities	292,944			293,347			268,069
Shareholders’ equity	136,229			133,439			123,507
Total liabilities and shareholders’ equity	$1,130,795			$1,102,046			$983,827

Net interest income / interest rate spreads		$11,219	3.36%		$11,177	3.47%		$10,485	3.82%

Net interest margin			4.13%			4.26%			4.44%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$976,818	$3,893	1.58%	$951,827	$3,701	1.56%	$842,203	$2,477	1.17%
Total funding liabilities / cost of funds	$976,938	$3,893	1.58%	$951,829	$3,701	1.56%	$850,503	$2,521	1.18%

(1) The average loan balance includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-Earning assets:
Federal funds sold and other investments	$65,911	$1,332	2.67%	$27,699	$561	2.69%
Securities available for sale	54,190	1,019	2.51	41,030	645	2.10
Total investments	120,101	2,351	2.60	68,729	1,206	2.33
Real estate loans	551,663	22,964	5.57	464,394	18,016	5.19
SBA loans	137,663	9,209	8.94	141,641	8,242	7.78
C & I loans	104,405	4,641	5.94	104,819	4,348	5.55
Home Mortgage loans	125,788	4,770	5.06	111,414	4,286	5.13
Consumer & other loans	2,864	141	6.58	3,536	150	5.67
Loans (1)	922,383	41,725	6.05	825,804	35,042	5.67
Total interest-earning assets	1,042,484	44,076	5.65	894,533	36,248	5.41
Noninterest-earning assets	48,215			48,300
Total assets	$1,090,699			$942,833

Interest-bearing liabilities:
NOW and savings deposits	$5,075	10	0.25%	$6,314	12	0.24%
Money market deposits	269,446	3,751	1.86	256,171	2,460	1.28
Time deposits	396,701	7,122	2.40	288,841	3,599	1.67
Total interest-bearing deposits	671,222	10,883	2.17	551,326	6,071	1.47
Borrowings	41	-	0.00	11,680	146	1.67
Total interest-bearing liabilities	671,263	10,883	2.17	563,006	6,217	1.48

Noninterest-bearing liabilities:
Noninterest-bearing deposits	271,517			257,717
Other noninterest-bearing liabilities	14,317			9,603
Total noninterest-bearing liabilities	285,834			267,320
Shareholders’ equity	133,602			112,507
Total liabilities and shareholders’ equity	$1,090,699			$942,833

Net interest income / interest rate spreads		$33,193	3.48%		$30,031	3.93%

Net interest margin			4.25%			4.49%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$942,739	$10,883	1.54%	$809,043	$6,071	1.00%
Total funding liabilities / cost of funds	$942,780	$10,883	1.54%	$820,723	$6,217	1.10%

(1) The average loan balance includes loans held for sale.